UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2004

Lifeline Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-13617	20-1591429
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

111 Lawrence Street, Framingham, Massachusetts	01702
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 988-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

For purposes of this Current Report on Form 8-K, the “Company” shall refer to Lifeline Systems, Inc. (f/k/a Lifeline Holdings, Inc.), and “Lifeline Systems” shall refer to Lifeline Systems Company (f/k/a Lifeline Systems, Inc.).

Item 1.01. Entry into a Material Definitive Agreement.

On December 9, 2004, the Company entered into a Third Amendment to Revolving Credit Agreement, Joinder, Limited Consent and Waiver (the “Amendment”) by and among the Company, Lifeline Systems (a wholly-owned subsidiary of the Company) and Citizens Bank of Massachusetts (“Citizens”). Pursuant to the Amendment, among other things, (i) the Company became a party to the Revolving Credit Agreement (the “Credit Agreement”), dated as of August 28, 2002, by and among Lifeline Systems, the Lenders (as defined therein) and Citizens, as administrative agent for the Lenders, as amended, which agreement has been previously filed with the Securities and Exchange Commission (the “SEC”), and (ii) Citizens consented to and waived certain provisions of the Credit Agreement with respect to the reorganization of the Company into a holding company structure. Although Lifeline Systems remains the borrower under the Credit Agreement, the Company became a party to the Credit Agreement for the purpose of making certain representations, warranties and covenants.

In addition, on December 9, 2004, the Company and PROTECT Emergency Response Systems, Inc. (a wholly-owned subsidiary of the Company) (“Protect”) entered into a Guaranty (the “Guaranty”) in favor of Citizens, as agent for itself and on behalf of each of the Lenders. Pursuant to the Guaranty, the Company and Protect became guarantors of the obligations of Lifeline Systems under the Credit Agreement. As of December 14, 2004, there were no amounts outstanding under the Credit Agreement.

The information contained in Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 3.03. Material Modification to Rights of Security Holders.

Prior to the share exchange between the Company and Lifeline Systems (the “Share Exchange”), which is more fully described in the Form 8-K filed by the Company on December 10, 2004, the Company entered into a Rights Agreement, effective as of November 19, 2004, with Registrar and Transfer Company, as rights agent (the “Rights Agreement”). In connection with the Rights Agreement, the Board of Directors of the Company declared a dividend of one preferred stock purchase right (each purchase right, a “Right”) for each outstanding share of Company common stock held of record as of the close of business on December 7, 2004. As a result, each share of Company common stock distributed in the connection with Share Exchange on December 9, 2004 included an associated Right. Each Right, when exercisable, entitles the registered holder to purchase from the Company a unit consisting of one one-thousandth of a share of Series A Junior Participating Preferred Stock, $0.01 par value per share, at a per unit purchase price of $100, subject to adjustment upon the occurrence of events specified in the Rights Agreement. A summary of the Rights may be found in the Form 8-A/A filed by the Company with the SEC on December 10, 2004.

The Rights Agreement, including a description and terms of the Rights, is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 9, 2004, the Company filed Articles of Amendment with the Secretary of the Commonwealth of the Commonwealth of Massachusetts changing its corporate name from “Lifeline

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Holdings, Inc.” to “Lifeline Systems, Inc.” This name change, which was effective upon filing, was made in connection with the Share Exchange. The Articles of Amendment are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

The Exhibits to this report are listed in the Exhibit Index attached hereto.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFELINE SYSTEMS, INC.

Date: December 15, 2004	By:	/s/ Mark G. Beucler
Mark G. Beucler Vice President, Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Amendment of the Registrant (incorporated by reference to the Registration Statement on Form 8-A/A filed by the Registrant on December 10, 2004).

4.1	Rights Agreement, effective as of November 19, 2004, between the Registrant and Registrar and Transfer Company, as Rights Agent (incorporated by reference to the Registration Statement on Form 8-A/A filed by the Registrant on December 10, 2004).